UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

REAL ESTATE ASSOCIATES LIMITED V

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

WE ARE EXTENDING THE CONSENT SOLICITATION TO TUESDAY, JUNE 15, 2010
CONSENT OF LIMITED PARTNER

Real Estate Associates Limited V
c/o The Altman Group, Inc.
1200 Wall Street
3rd Floor
Lyndhurst, NJ 07071
June 1, 2010
     WE ARE EXTENDING THE CONSENT SOLICITATION TO TUESDAY, JUNE 15, 2010
Dear Limited Partner:
     On or about April 27, 2010, you received a consent solicitation from Real Estate Associates Limited V, a California limited partnership (the “Partnership”). We wish to inform you that we have received the necessary consents for the sale of Three Rivers Retirement Apartments on the terms described in the consent solicitation and we wish to thank you for your support. Pursuant to the terms described in the consent solicitation, the other item for which we are still seeking your consent are the amendments to the partnership agreement to (i) modify the provision that requires limited partner approval for the sale of all or substantially all of the assets and (ii) eliminate the requirement that cash proceeds from a sale be at least as great as the tax liability owed by the partners as a result of such sale.
     By letter dated May 17, 2010, the corporate general partner elected to extend the period for the consent solicitation you previously received to June 1, 2010. While we now have the requisite consent for the sale of the property, we are further extending the consent solicitation relating to the amendments to the partnership agreement, as described in the consent solicitation, to June 15, 2010. Accordingly, you have until such time to consent to the proposed amendments to the partnership agreement.
     The written consent of limited partners owing more than 3,882.5 Interests is required to approve the amendments to the partnership agreement. As of the close of business on May 27, 2010, limited partners holding an aggregate of 3,818.14 Interests in the Partnership have voted for the amendments to the partnership agreement, 381.34 Interests in the Partnership have withheld consent for the amendments and 126 Interests in the Partnership have abstained.
     YOUR VOTE IS IMPORTANT. Please complete, date and sign the enclosed consent in accordance with its instructions and return it in the enclosed pre-addressed, postage-paid envelope as soon as possible. Questions and requests for assistance may be directed to our Solicitation Agent, The Altman Group, Inc., by mail at 1200 Wall Street, 3rd Floor, Lyndhurst, New Jersey 07071; by fax at (201) 460-0050, or by telephone at (800) 217-9608.
     IF YOU HAVE ALREADY RETURNED THE ENCLOSED CONSENT FORM, PLEASE DISREGARD THIS LETTER.

Sincerely,
REAL ESTATE ASSOCIATES LIMITED V,
a California limited partnership

REAL ESTATE ASSOCIATED LIMITED V
CONSENT OF LIMITED PARTNER
     The corporate general partner recommends that the limited partners consent to the proposed amendments to the partnership agreement.
The undersigned, a limited partner of Real Estate Associates Limited V, a California limited partnership, acting with respect to all of the limited partnership interests (the “Interests”) the undersigned owns, hereby:

[___]Consents	[___]Withholds Consent	[___]Abstains
with respect to the amendments to the partnership agreement on the terms described in the consent solicitation letter dated April 27, 2010. The undersigned acknowledges receipt of that letter.
     Upon approval of the proposals, the undersigned hereby expressly authorizes the corporate general partner to prepare any and all documentation and take any further actions necessary to implement the actions contemplated by the consent solicitation. The undersigned hereby constitutes and appoints the corporate general partner as his or her attorney-in-fact for the purposes of executing any and all documents and taking any and all actions required under the partnership agreement in connection with this consent solicitation or in order to implement the approved proposals.
IF NO ELECTION IS SPECIFIED, AND OTHERWISE PROPERLY COMPLETED AND SIGNED, CONSENT WILL BE DEEMED GIVEN TO THE AMENDMENTS TO THE PARTNERSHIP AGREEMENT.
     Please sign exactly as you hold your Interests. If an interest is jointly held, each holder should sign. If a corporation, partnership, trust or other entity please sign by an authorized officer.

INDIVIDUAL

Signature (Individual)

Signature (All record holders should sign)

Type or Print Name(s)

Tax Identification or Social Security Number

Telephone Number

CORPORATION, PARTNERSHIP, TRUST OR
OTHER ENTITY*

Type or Print Name of Entity

By:

Its:

Type or Print Name

Tax Identification or Social Security Number

Telephone Number

*If Interests are held by an entity, the Certificate of Signatory must also be completed.
CERTIFICATE OF SIGNATORY
To be completed if consent is signed for by an entity.
     I,                                                                , am the                                          of                                          (the “Entity”).
     I certify that I am empowered and duly authorized by the Entity to execute this consent form, and certify that the consent form has been duly and validly executed on behalf of the Entity and constitutes the legal and binding obligations of the Entity.

Signature

The signed consent form should be delivered by any one of these methods:

By Facsimile:	By Overnight Courier:

(201) 460-0050	The Altman Group, Inc.
1200 Wall Street
3rd Floor
Lyndhurst, NJ 07071

By Mail:	By Hand:

The Altman Group, Inc.	The Altman Group, Inc.
1200 Wall Street	1200 Wall Street
3rd Floor	3rd Floor
Lyndhurst, NJ 07071	Lyndhurst, NJ 07071
For Information PleaseCall:
(800) 217-9608